Exhibit 10.2

LIMITED WAIVER

This Limited Waiver (this “Waiver”) is made as of May 5, 2010 (the “Effective Date”), by and between FIRST CHESTER COUNTY CORPORATION, a Pennsylvania corporation (“Borrower”) and GRAYSTONE TOWER BANK, a Pennsylvania chartered bank (“Lender”). Unless otherwise set forth herein, all capitalized terms used herein shall have the meaning given such terms in the Loan Documents (defined below).

WHEREAS, in connection with a loan from Lender to Borrower (the “Loan”), the Borrower executed and delivered to Lender that certain Promissory Note (“Note”), that certain Loan Agreement (“Loan Agreement”) and that certain Pledge Agreement (the “Pledge”), each dated as of November 20, 2010 (this Waiver, the Note, the Loan Agreement, the Pledge and any other documents executed by Borrower in connection with the Loan, in each case as amended through the date hereof, are collectively herein referred to as the “Loan Documents”);

WHEREAS, the Office of the Comptroller of the Currency (“OCC Letter”) issued a letter dated November 4, 2009, to First National Bank of Chester County (the “Bank”) requiring that the Bank achieve and maintain, by December 31, 2009, a Tier 1 leverage capital ratio of not less than 8%, a Tier 1 risk-based capital ratio of not less than 10%, and a total risk-based capital ratio of not less than 12%;

WHEREAS, as of March 31, 2010, Bank’s Tier 1 leverage capital ratio was below 8%, but its Tier 1 risk-based and total risk-based capital ratios were above the thresholds required by the OCC Letter;

WHEREAS, Section 5.07 of the Loan Agreement requires the Borrower and the Bank to remain in compliance with any formal or informal regulatory enforcement action or guidance, including, without limitation, to the extent compliance is required as of a particular date, the Regulatory Letters (as defined in the Loan Agreement);

WHEREAS, Section 5.08(b) of the Loan Agreement requires the Borrower and the Bank to have sufficient capital to satisfy all applicable regulatory requirements in order to be considered well capitalized by regulatory authorities, and in order to satisfy any additional requirements imposed by formal or informal regulatory action; and

WHEREAS, pursuant to Section 8.01 of the Loan Agreement and subject to the terms and conditions contained herein, Lender is willing to waive compliance with Section 5.08(b) of the Loan Agreement as it relates to the Bank’s Tier 1 leverage capital ratio being less than 8% as of March 31, 2010 on the limited basis set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and fully intending to be legally bound by this Waiver, the parties hereto agree as follows:

1. Definitions. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Loan Documents, as applicable.

2. Limited Waiver. Pursuant to Section 8.01 of the Loan Agreement and subject to the limitations contained herein, the undersigned Lender hereby waives Borrower’s obligation to maintain a Tier 1 leverage capital ratio of at least 8% as of March 31, 2010 pursuant to Section 5.07 and Section 5.08(b) of the Loan Agreement; provided, however, that such waiver shall be conditioned on Borrower maintaining, at all times while this Waiver is in effect, a Tier 1 leverage capital ratio of at least 7.75% (the “Waiver Condition”). The foregoing waiver shall automatically and without further action terminate if the Waiver Condition shall cease to be satisfied.

3. Termination. This Waiver shall terminate automatically upon the earlier of the submission of the Bank’s Report of Condition and Income (the “Call Report”) for the quarter ended June 30, 2010 with the Federal Deposit Insurance Corporation, or July 30, 2010.

4. Provisions Of General Application.

4.1. Governing Law. This Waiver shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the Commonwealth of Pennsylvania.

4.2. No Other Amendments or Waivers. The foregoing waivers and modifications are only effective in the specific instances and for the specific purposes for which each is given and shall not be effective for any other purposes, and no provision of the Loan Documents is amended in any way other than as provided herein and no Default or Event of Default is hereby waived. Except as otherwise expressly provided or contemplated by this Waiver, all of the terms, conditions and provisions of the Loan Agreement remain unaltered and in full force and effect. This Waiver does not imply any obligation or agreement by the Lender to make any other amendment, waiver, modification or consent as to any matter on any subsequent occasion.

4.3. Assignment. This Waiver shall be binding upon and inure to the benefit of each of the parties hereto and their respective permitted successors and assigns.

4.4. Counterparts. This Waiver may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Waiver to produce or account for more than one such counterpart.

4.5. Loan Documents. This Waiver shall be deemed to be a Loan Document under the Loan Agreement.

4.6. Loan Agreement References. On and after the effective date of this Waiver, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import, and each reference to the Loan Agreement by the words “thereunder”, “thereof” or words of like import in any Loan Document or other document executed in connection with the Loan Agreement, shall mean and be a reference to the Loan Agreement, as modified by this Waiver.

[Signature pages follow]

COUNTERPART SIGNATURE PAGE TO

LIMITED WAIVER

IN WITNESS WHEREOF, the parties have executed this Waiver as of the date first above written.

BORROWER:

FIRST CHESTER COUNTY CORPORATION, a Pennsylvania Corporation

By:	/s/ John A. Featherman, III

Name:	John A. Featherman, III

Title:	Chairman, President and Chief Executive Officer

COUNTERPART SIGNATURE PAGE TO

LIMITED WAIVER

IN WITNESS WHEREOF, the parties have executed this Waiver as of the date first above written.

LENDER:

GRAYSTONE TOWER BANK, a Pennsylvania chartered bank

By:	/s/ Andrew S. Samuel

Name:	Andrew S. Samuel

Title:	President and Chief Executive Officer